UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2020

GREEN STREAM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-53279	20-1144153
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

16620 Marquez Ave

Pacific Palisades, CA 90272

(Address of principal executive offices)

(310) 230-0240

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Between July, 2020 and December 28, 2020, Green Stream Holdings, Inc. (the “Registrant”) entered into a total of five (5) Solar Leases (the “Leases”) with separate, unaffiliated property owners. The Leases were for the properties located at: 160 Inlay Street, Brooklyn, NY; 8012 Tonelle Avenue, North Bergen, NJ; 44 Victory Boulevard, Staten Island, NY; 111 Station Road, Bellport, NY; 15-17 Sherwood Avenue, Yonkers, NY; and 4290 Austin Blvd, Island Park, NY. Pursuant to the terms of the Leases, the Registrant agreed to lease space from each of the property owners for the siting, installation, inspection, operation, maintenance, and repair of Solar Facilities on each of the sites. Each lease is for a term of twenty-five (25) years for a monthly rental amount of $2,000 payable upon commencement of net metering of commercial revenue generation. The Registrant will receive all of the benefits of the Solar Facility which are the funds received for selling electricity to the utility. Each lease requires a refundable deposit of $5,000. The Registrant is responsible for developing, installing and designing each solar facility and is the owner of the solar equipment while the property owner shall have the right to purchase the equipment after twenty (20) years. The Registrant has the right to terminate the Lease at any time without notice to the property owner.

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

On December 28, 2020, the Registrant’s Board of Directors unanimously elected to remove Richard Rogers as a member of the Board of Directors

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN STREAM HOLDINGS INC.

Date: December 28, 2020	By: /s/ Eric Fain
Name: Eric Fain Title: Interim Chief Executive Officer

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